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                                                                       EXHIBIT 2

                   ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
                                       OF
                               RMS TITANIC, INC.

         The undersigned, being shareholder or the holder of voting rights of the common stock of RMS Titanic, Inc., a Florida corporation (the "Corporation"), acting pursuant to Section 607.0704, Florida Statutes, and
Article XII of the Corporation's bylaws, do hereby waive all formal requirements, including the necessity of holding a formal or informal meeting, and any requirements that notice of such meeting be given, and do hereby consent to the adoption and approval of the following actions:

         WHEREAS, Article III, Section 4 of the Bylaws provide that any or all of the directors may be removed with or without cause by votes of a majority of all the shares outstanding and the Corporation's Articles of Incorporation do not prohibit removal of directors without cause.

         WHEREAS, there are 16,107,309 shares issued and outstanding as reported by the transfer agent of which the undersigned owns or has voting proxies for ______ shares.

         RESOLVED, that George H. Tulloch, Allan H. Carlin, Kurt Hothorn and Paul-Henri Nargeolet are removed immediately as directors of the Corporation leaving Arnie Geller and G. Michael Harris as the remaining two directors.

         FURTHER RESOLVED, that this special corporation action may be executed in counterparts, all of which if taken together shall constitute one original document.

         IN WITNESS WHEREOF, the undersigned stockholder or holder of voting rights of the Corporation's common stock has executed the foregoing Action by Written Consent for the purpose of consenting thereto.


                                            STOCKHOLDER OF VOTING RIGHTS:


Number of shares
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                                            Print Name:
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Date:
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